Exhibit 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of 195,152 shares of Series J Floating/Fixed Rate Non-Cumulative Perpetual Preferred Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on August 9, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$26,619
Legal fees and expenses	$200,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$175,000
Printing fees	$25,000
Rating agency fees	$235,000
Miscellaneous	$25,381

Total expenses	$687,000